Exhibit 99.2

ConnectM | Blue Cloud Softech Solutions Ltd.

OTC: CNTMD | BSE: 539607

ConnectM Agrees to Sell India Business in Transaction Currently Valued at $34.2M

ConnectM to divest its 94.11% interest in Global Impx Inc., which holds ConnectM India and Geo Impex, in exchange for shares of Blue Cloud Softech Solutions Ltd., converting a 5.8% revenue segment into a strategic public-company equity position with continued exposure to India market upside.

What ConnectM Is Divesting

- Global Impx Inc. (94.1% owned), which holds ConnectM India operating business (technology, IoT, EV telematics)
- Geo Impex land asset — ~196.7 acres at Chhatrapur, Odisha
- FY 2025 revenue contribution: ~$2.0M (5.8% of $35.8M total)
- Related India subsidiaries: Cambridge Energy Resources, CER Microgrids, CER Rooftop

What ConnectM Receives

- 160 million Blue Cloud equity shares (of 170 million total to be issued in the transaction), subject to six-month trading post-closing lock-up
- Assuming no change in Blue Cloud's outstanding shares, ConnectM's pro forma post-issue ownership stake in Blue Cloud is expected to be ~17.3%
- Public-market equity exposure to India energy & digital infrastructure

Why It Matters

- $32.2 million (representing ConnectM's portion of the implied total transaction value of $34.2 million) exceeds ConnectM's market capitalization of $31.9 million as of May 4, 2026
- Simplifies international operating structure; sharpens U.S. market focus on energy tech, AI infrastructure, and electrification
- Preserves India upside through listed equity rather than direct operating complexity

"*This transaction is intended to crystallize significant value from our India platform and reposition that value into a publicly listed equity interest. We believe the approximately $34.2 million implied transaction value demonstrates the embedded value of ConnectM India and the Geo Impex land asset. The divestiture will also simplify our structure, strengthen our balance-sheet positioning, and allow management to concentrate on higher-priority U.S. growth opportunities across AI-powered energy systems, distributed energy, electrification, storage, and industrial technology.*"

Bhaskar Panigrahi
Chairman and Chief Executive Officer, ConnectM

Transaction Snapshot - ConnectM (1)

CONSIDERATION	OWNERSHIP	IMPLIED VALUE	LOCK-UP
160 Million	**~17.3%**	**$32.2M**	**Six Months**
Blue Cloud equity shares to be received by ConnectM	ConnectM's post-issue stake in Blue Cloud, assuming no change in the number of Blue Cloud shares outstanding	Based on current value of 160M Blue Cloud shares to be received by ConnectM	Trading lock-up post-closing

(1) Pursuant to the terms of the Blue Cloud agreement, the owners of Global Impx Inc. agreed to transfer all of their shares to Blue Cloud in exchange for 170M Blue Cloud equity shares. ConnectM, as the 94.1% owner of Global Impx Inc., will receive 160M of such shares. Transaction remains subject to Blue Cloud BSE clearance, and other customary regulatory approvals.

This material is for informational purposes only and does not constitute an offer, solicitation, or investment advice.

Driving a Faster, Smarter Shift Toward a Modern Energy Economy

Cautionary Note Regarding Forward - Looking Statements This presentation contains forward - looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward - looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact include d i n this presentation, regarding the Global Impx Inc. transaction, our future financial performance and our strategy, expansion plans, fu ture operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forw ard - looking statements. In some cases, you can identify forward - looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar e xpr essions. These forward - looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our act ual results, levels of activity, performance or achievements to be materially different from any future results, levels of activi ty, performance or achievements expressed or implied by such forward - looking statements. Among other things, closing of the Global Impx Inc. transa ction is conditioned upon approval from the BSE Limited, and completion of all required documentation. There can be no assurance that the transaction will close. Except as otherwise required by applicable law, we disclaim any duty to update any forward - looking state ments, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this pr ese ntation. We caution you that the forward - looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we caution you that the forward - looking statements regarding C onnectM contained in this presentation are subject to the risks and uncertainties described in our Annual Reports on Form 10 - K, our Quar terly Reports on Form 10 - Q and our Current Reports on Form 8 - K that we file with the Securities and Exchange Commission. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those co nta ined in the forward - looking statements. Forward - looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward - looking statements, and ConnectM is under no obligation to update or revise these forward - looking statements , whether as a result of new information, future events, or otherwise.